DocuSign Envelope ID: 99F4E801-D899-4B1E-A43E-1666565041A8

AMENDMENT NO. 2

TO TRANSFER AGENCY AGREEMENT

This AMENDMENT NO. 2 is made as of the 5th day of February, 2021, to the Transfer Agency Agreement dated July 1, 2019, as amended, between VICTORY CAPITAL TRANSFER AGENCY, INC., a corporation organized under the laws of the State of Delaware and having a place of business in San Antonio, Texas (the "Transfer Agent"), and USAA MUTUAL FUNDS TRUST, a statutory trust organized under the laws of the State of Delaware and having a place of business in San Antonio, Texas (the "Trust").

The Transfer Agent and the Trust agree to modify and amend the Transfer Agency Agreement described above (the "Agreement") as follows:

1.SCHEDULE C. In order to reflect the addition of Class Z shares to the USAA Tax Exempt Intermediate-Term, USAA Tax Exempt Long-Term, USAA Tax Exempt Short-Term, and USAA Income Funds, which will pay no separate fee for services provided under the Agreement, Exhibit A to the Agreement, setting forth the fees payable to the Transfer Agent with respect to each of the Trust's series, is hereby replaced in its entirety by Schedule C attached hereto.

2.RATIFICATION. Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the Transfer Agent and the Trust have caused this Amendment No. 2 to be executed as of the date first set forth above.

VICTORY CAPITAL TRANSFER AGENCY, INC.	USAA MUTUAL FUNDS TRUST
By: _______________________________________	By: ____________________________
Name: Michael D. Policarpo	Name: Christopher K. Dyer
Title: President	Title: President

DocuSign Envelope ID: 99F4E801-D899-4B1E-A43E-1666565041A8

SCHEDULE C

TO THE TRANSFER AGENCY AGREEMENT

FEE SCHEDULE

Annual Maintenance Charges — The annual maintenance charge for the following Funds includes the processing of all transactions and correspondence. The fee is billable on a monthly basis at the rate of 1/12 of the annual fee. The Transfer Agent will charge for each open and funded account as appropriate in the business judgment of the Transfer Agent from the month the account is opened through January of the year following the year all funds are redeemed from the account.

Aggressive Growth Fund Shares	$23.00
Capital Growth Fund Shares	$23.00
California Bond Fund Shares	$25.50
Cornerstone Aggressive Fund Shares	$23.00
Cornerstone Conservative Fund Shares	$0.00
Cornerstone Equity Fund Shares	$0.00
Cornerstone Moderate Fund Shares	$23.00
Cornerstone Moderately Aggressive Fund Shares	$23.00
Cornerstone Moderately Conservative Fund Shares	$23.00
Emerging Markets Fund Shares	$23.00
Extended Market Index Fund Shares	$23.00
Global Equity Income Fund Shares	$23.00
Global Managed Volatility Fund Shares	$23.00
Government Securities Fund Shares	$25.50
Growth & Income Fund Shares	$23.00
Growth and Tax Strategy Fund Shares	$23.00
Growth Fund Shares	$23.00
High Income Fund Shares	$25.50
Income Stock Fund Shares	$23.00
Income Fund Shares	$25.50
Intermediate-Term Bond Fund Shares	$25.50
International Fund Shares	$23.00
Nasdaq-100 Index Fund Shares	$23.00
New York Bond Fund Shares	$25.50
Precious Metals and Minerals Fund Shares	$23.00
500 Index Fund Member Shares and Reward Shares	$20.00
Science & Technology Fund Shares	$23.00
Short-Term Bond Fund Shares	$25.50
Small Cap Stock Fund Shares	$23.00
Tax Exempt Intermediate-Term Fund Shares	$25.50
Tax Exempt Long-Term Fund Shares	$25.50
Tax Exempt Short-Term Fund Shares	$25.50

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DocuSign Envelope ID: 99F4E801-D899-4B1E-A43E-1666565041A8

Ultra Short-Term Bond Fund Shares	$25.50
Value Fund Shares	$23.00
Virginia Bond Fund Shares	$25.50
Sustainable World Fund Shares	$23.00

Annual Transfer Agency Fee — The annual fee for the following Funds includes the processing of all transactions and correspondence. The fee is calculated on average daily net assets at the rate noted below and is accrued daily and paid monthly.

Aggressive Growth Fund Institutional Shares	0.10%
California Bond Fund Class A Shares	0.10%
California Bond Fund Institutional Shares	0.10%
Capital Growth Fund Institutional Shares	0.10%
Emerging Markets Fund Class A Shares	0.10%
Emerging Markets Fund Institutional Shares	0.10%
Global Equity Income Fund Institutional Shares	0.10%
Global Managed Volatility Fund Institutional Shares	0.05%
Government Securities Fund Class A Shares	0.10%
Government Securities Fund Institutional Shares	0.10%
Government Securities Fund Class R6 Shares	0.01%
Growth Fund Institutional Shares	0.10%
Growth & Income Fund Class A Shares	0.10%
Growth & Income Fund Institutional Shares	0.10%
Growth and Tax Strategy Fund Class A Shares	0.10%
Growth and Tax Strategy Fund Class C Shares	0.10%
Growth and Tax Strategy Fund Institutional Shares	0.10%
High Income Fund Class A Shares	0.10%
High Income Fund Institutional Shares	0.10%
High Income Fund Class R6 Shares	0.01%
Income Fund Class A Shares	0.10%
Income Fund Class C Shares	0.10%
Income Fund Class Z Shares	0.00%
Income Fund Institutional Shares	0.10%
Income Fund Class R6 Shares	0.01%
Income Stock Fund Institutional Shares	0.10%
Income Stock Fund Class R6 Shares	0.01%
Intermediate-Term Bond Fund Class A Shares	0.10%
Intermediate-Term Bond Fund Class C Shares	0.10%
Intermediate-Term Bond Fund Institutional Shares	0.10%
Intermediate-Term Bond Fund Class R6 Shares	0.01%
International Fund Class A Shares	0.10%
International Fund Institutional Shares	0.10%
International Fund Class R6 Shares	0.01%
Managed Allocation Fund Shares	0.05%
Money Market Fund Shares	0.25%

C-2

DocuSign Envelope ID: 99F4E801-D899-4B1E-A43E-1666565041A8

Nasdaq-100 Index Fund Class A Shares	0.10%
Nasdaq-100 Index Fund Class C Shares	0.10%
Nasdaq-100 Index Fund Institutional Shares	0.10%
Nasdaq-100 Index Fund Class R6 Shares	0.01%
New York Bond Fund Class A Shares	0.10%
New York Bond Fund Institutional Shares	0.10%
Precious Metals and Minerals Fund Class A Shares	0.10%
Precious Metals and Minerals Fund Institutional Shares	0.10%
Science & Technology Fund Class A Shares	0.10%
Short-Term Bond Fund Class A Shares	0.10%
Short-Term Bond Fund Institutional Shares	0.10%
Short-Term Bond Fund Class R6 Shares	0.01%
Small Cap Stock Fund Institutional Shares	0.10%
Target Managed Allocation Fund Shares	0.05%
Target Retirement Income Fund Shares	0.00%
Target Retirement 2030 Fund Shares	0.00%
Target Retirement 2040 Fund Shares	0.00%
Target Retirement 2050 Fund Shares	0.00%
Target Retirement 2060 Fund Shares	0.00%
Tax Exempt Intermediate-Term Fund Class A Shares	0.10%
Tax Exempt Intermediate-Term Fund Institutional Shares	0.10%
Tax Exempt Intermediate-Term Fund Class Z Shares	0.00%
Tax Exempt Long-Term Fund Class A Shares	0.10%
Tax Exempt Long-Term Fund Institutional Shares	0.10%
Tax Exempt Long-Term Fund Class Z Shares	0.00%
Tax Exempt Money Market Fund Shares	0.15%
Tax Exempt Short-Term Fund Class A Shares	0.10%
Tax Exempt Short-Term Fund Institutional Shares	0.10%
Tax Exempt Short-Term Fund Class Z Shares	0.00%
Treasury Money Market Trust Shares	0.10%
Ultra Short-Term Bond Fund Class A Shares	0.10%
Ultra Short-Term Bond Fund Institutional Shares	0.10%
Ultra Short-Term Bond Fund Class R6 Shares	0.01%
Value Fund Class A Shares	0.10%
Value Fund Institutional Shares	0.10%
Virginia Bond Fund Class A Shares	0.10%
Virginia Bond Fund Institutional Shares	0.10%
Sustainable World Fund Class A Shares	0.10%
Sustainable World Fund Institutional Shares	0.10%

Effective: February 5, 2021

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